Registration No. 333- _______

As filed with the Securities and Exchange Commission on July 11, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
 (Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Gilat House
21 Yegia Kapayim Street, Kiryat Arye
Petah Tikva 4913020, Israel
Tel: +972-3-945-2908
(Address and telephone number of registrant’s principal executive offices)

Wavestream Corporation
545 W. Terrace Drive
San Dimas, CA 91773
Tel: 909-599-9080
 (Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: +972 3-623-5000	Yael Shofar, Adv. General Counsel and Corporate Secretary Gilat Satellite Networks Ltd. Gilat House 21 Yegia Kapayim Street, Kiryat Arye Petah Tikva 4913020, Israel Tel: +972 3-925-2000	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Primary Offering:
Ordinary shares, par value NIS 0.20 per share
Warrants
Debt Securities
Subscriptions Rights
Units
Subtotal:			$150,000,000(3)	$18,180
Secondary Offering:
Ordinary shares, par value NIS 0.20 per share	25,246,009 (4)	$8.36(2)	$211,056,635(2)	$25,580
Total:				$43,760

(1)
This Registration Statement covers offers, sales and distributions of an indeterminate number or aggregate principal amount of the registered securities which the Registrant may from time to time issue at indeterminate prices. The aggregate maximum offering price of all securities covered by this Registration Statement will not exceed $150,000,000. If  any debt securities at an original issuance discount, then the principal amount of such debt  securities shall be  in  such greater amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate amount of all securities previously issued hereunder. Any securities covered by this Registration Statement may be sold separately or as units with other securities registered hereunder. The securities covered by this Registration Statement also include such indeterminate numbers of ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for, debt securities or that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any such securities. In addition, up to 25,246,009 ordinary shares may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the Registrant’s ordinary shares on the NASDAQ Global Select Market on July 8, 2019.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the Registrant’s ordinary shares on the NASDAQ Global Select Market on July 8, 2019.

(3)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction II.C. of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $150,000,000 (see Note 1 above).

(4)	Represents ordinary shares registered for resale by the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The selling shareholders may not sell their ordinary shares pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 11, 2019

P R O S P E C T U S

GILAT SATELLITE NETWORKS LTD. $150,000,000 Ordinary Shares Warrants Debt Securities

25,246,009 Ordinary Shares
Offered by the Selling Shareholders

We may offer to the public from time to time in one or more series or issuances:

•	ordinary shares;

•	warrants to purchase ordinary shares or debt securities;

•	debt securities (including convertible debt securities);

•	subscription rights;

or any combination of the above, separately or as units.

We refer to the ordinary shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus.

The securities we offer will have a total public offering price not to exceed $150,000,000 (the “Company Offering”).

In addition, the selling shareholders named in this prospectus or their transferees may offer, from time to time, and sell up to a total of 25,246,009 ordinary shares (the “Selling Shareholder Offering”).  We will not receive any proceeds from the Selling Shareholder Offering.  See “Selling Shareholders.”

Each time we or a selling shareholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer the securities and selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution.”

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

Our ordinary shares are listed on the NASDAQ Global Market and on the Tel Aviv Stock Exchange under the symbol “GILT.”  On July 10, 2019, the last reported sale price of an ordinary share of our company on the NASDAQ Global Market was $8.65.

Investing in these securities involves certain risks.  Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” on page 3 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2019.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, “we”, “us”, “our”, the “Company” and “Gilat” refer to Gilat Satellite Networks Ltd. and its subsidiaries.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 (or the equivalent denominated in foreign currencies or foreign currency units), and the selling shareholders may, from time to time, sell in one or more offerings, up to a total of 25,246,009 ordinary shares.  This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward‑looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward‑looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward‑Looking Statements.”

Gilat Satellite Networks Ltd.

We are a leading global provider of satellite-based broadband communications. We design and manufacture ground-based satellite communications equipment and provide comprehensive solutions and end-to-end services, powered by our innovative technology. Our portfolio comprises a cloud based satellite network platform, Very Small Aperture Terminals, or VSAT, terminals, amplifiers, high-speed modems, high performance on-the-move antennas, high efficiency, high power Solid State Amplifiers, or SSPAs and Block Upconverters, or BUCs. Our comprehensive solutions support multiple applications with a full portfolio of products to address key applications including broadband access, cellular backhaul, enterprise, in-flight connectivity, maritime, trains, defense and public safety, all while meeting stringent service level requirements. We also provide connectivity services, internet access and telephony to enterprise, government and residential customers over networks built using our own equipment and also over other networks that we install, mainly on the basis of Build, Operate and Transfer, or BOT, contracts. In these BOT projects, we build telecommunication infrastructure typically using fiber-optic and wireless technologies for broadband connectivity.

Our products are primarily sold to communication service providers and operators that use satellite communications for their customers and to government organizations and system integrators that use our technology. We are particularly active in the following market sectors: enterprise and government broadband applications; consumer broadband access; cellular connectivity; national telecommunication connectivity; defense and homeland security organization and mobility applications for air, land and sea. We provide services directly to end-users in various market sectors including in certain countries in Latin America and provide managed network services, such as in Australia and the U.S., over a satellite network owned by a third party. We have 20 sales and support offices worldwide, three network operations centers and five R&D centers.

Corporate Information

We were incorporated in Israel in 1987 and are subject to the laws of the State of Israel. We are a public limited liability company under Israel’s Companies Law and operate under that law and associated legislation. Our corporate headquarters, executive offices and main research and development and engineering facilities, as well as facilities for some manufacturing and product assembly are located at Gilat House, 21 Yegia Kapayim Street, Kiryat Arye, Petah Tikva 4913020, Israel. Our telephone number is (972) 3-925-2000. Our address in the U.S. is c/o Wavestream Corporation at 545 West Terrace Drive, San Dimas, California 91773.  Our web-site address is www.gilat.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2018, in any other filings that we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD‑LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 90,000,000 ordinary shares, nominal value NIS 0.20 per share.  All outstanding ordinary shares are validly issued and fully paid.  Certain rights attached to the ordinary shares are as described below.

Voting Rights.  Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Shareholders may vote in person or by proxy.  These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future by the shareholders.

Dividend and Liquidation Rights; Rights to Shares in our Company’s Profits.  Our ordinary shares are entitled to the full amount of any cash or share dividend declared, in proportion to the paid up nominal value of their respective holdings.  In the event of liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the paid up nominal value of their respective holdings. Such rights may be affected by a grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future by the shareholders.

Generally, pursuant to the Israeli Companies Law, the decision to distribute dividends and the amount to be distributed, whether interim or final, is made by the board of directors.  Accordingly, under our Articles of Association, our Board of Directors has the authority to determine the amount and time for payment of interim dividends and final dividends.

Under the Israeli Companies Law, dividends may be paid only out of a company’s net profits for the two years preceding the distribution of the dividends, or from accumulated retained earnings, calculated in the manner prescribed in the Israeli Companies Law.  Pursuant to Israeli Companies Law, in any distribution of dividends, our Board of Directors is required to determine that there is no reasonable concern that the distribution of dividends will prevent our company from meeting our existing and foreseeable obligations as they become due.  Our Articles of Association provide that no dividends shall be paid otherwise than out of our profits and that any such dividend shall carry no interest.  In addition, upon the recommendation of our Board of Directors, approved by the shareholders, we may cause dividends to be paid in kind.

Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution, if any.

Annual and Special General Meetings

Record Date for General Meeting. Under the regulations promulgated under the Israeli Companies Law, for the purpose of a shareholder vote, the record date for companies traded outside of Israel, such as our company, can be set between four and 40 days before the date of the meeting.

Notice of General Meetings; Omission to Give Notice. The Companies Law provides that a company, the shares of which are traded on an exchange must give notice of a general meeting to its shareholders of record of at least 21 days, and in certain instances at least 35 days prior to the meeting, unless the company’s Articles of Association provide that a notice need not be sent. Accordingly, our Articles of Association provide that not less than 21 days’ prior notice shall be given to shareholders of record of every general meeting of shareholders. They further provide that notice of a general meeting of shareholders shall be given in accordance with any law and otherwise as the Board of Directors may determine. In addition, our Articles of Association provide that no shareholder present, in person or by proxy, at the commencement of a general meeting of shareholders shall be entitled to seek the revocation of any proceedings or resolutions adopted at such general meeting of shareholders on grounds of any deficiency in the notice given for such meeting relating to the time or place thereof.

Annual General Meetings and Special General Meeting. Under Israeli Companies Law, an annual meeting of the shareholders should be held once in every calendar year and not more than 15 months from the last annual meeting. Israeli Companies Law provides that a special meeting of shareholders must be called by the board of directors upon the written request of (i) two directors, (ii) one‑fourth of the serving directors, (iii) one or more shareholders who hold(s) at least five percent of the issued share capital and at least one percent of the voting power of the company, or (iv) one or more shareholders who have at least five percent of the voting power of the company. Within 21 days of receipt of such request, the board of directors is required to convene the special meeting for a time no later than 35 days after notice is given to the shareholders. Our Articles of Association provide that our Board of Directors may call a special meeting of the shareholders at any time and shall be obligated to call a special meeting as specified above.

Quorum at General Meetings. Under our Articles of Association, the required quorum for any general meeting of shareholders and for any class meeting is two or more shareholders present in person or by proxy and holding at least twenty- five percent (25%) of the issued shares (or of the issued shares of such class in the event of a class meeting). The required quorum in a meeting that was adjourned because a quorum was not present, shall be two shareholders present in person or by proxy. Under our Articles of Association, if the original meeting was called as a special meeting, the quorum in the adjourned meeting shall be one or more shareholders, present in person or by proxy and holding the number of shares required to call such a meeting.

Adoption of Resolutions at General Meetings. Our Articles of Association provide for voting by a written ballot only. In addition, in accordance with Companies Law, our Articles of Association provide that the declaration of the Chairman of the Meeting as to the results of a vote is not deemed to be conclusive, but rather prima facie evidence of the fact. Under our Articles of Association, unless a different majority is required by law, any resolution of the shareholders, except a resolution for voluntary liquidation of the company and, in certain circumstances, a resolution to amend our Articles of Association, shall be deemed adopted if approved by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy.

Modification of Rights Attached to Shares.  The rights attached to any class of shares (unless otherwise provided by the terms of issue of such class), such as voting, dividends and the like, may be modified by the affirmative vote of a majority of the issued shares of the class at a general meeting of the holders of the shares of such class.

Transfer Agent and Registrar. The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company.

Board of Directors

Under our Articles of Association, the ordinary shares do not have cumulative voting rights in the election of directors.

Under our Articles of Association, our Board of Directors shall consist of not less than five and not more than nine directors as shall be determined from time to time by a majority vote at the general meeting of our shareholders.  Our shareholders have resolved that our Board of Directors shall consist of a total of eight directors, including two external directors.

Our Articles of Association further provide that each beneficial owner of 14% or more of our issued and outstanding ordinary shares shall be entitled to appoint, at each annual general meeting of our shareholders, one member to our Board of Directors referred to as an “Appointed Director”, provided that a total of not more than four Appointed Directors are so appointed.  In the event more than four such qualifying beneficial owners notify us that they desire to appoint an Appointed Director, only the four shareholders beneficially owning the greatest number of shares shall each be entitled to appoint an Appointed Director.

For the purposes of the preceding paragraph, a “beneficial owner” of ordinary shares means any person or entity who, directly or indirectly, has the power to vote, or to direct the voting of, such ordinary shares.  All ordinary shares beneficially owned by a person or entity, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of ordinary shares beneficially owned by such person or entity. All persons and entities that are affiliates (as defined below) of each other shall be deemed to be one person or entity for the purposes of this definition. For the purposes of the preceding paragraph, an “affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by, or under common control with such person or entity.  “Control” shall have the meaning ascribed to it in the Israeli Securities Law – 1968, i.e., the ability to direct the acts of a company. Any person holding one half or more of the voting power of a company of the right to appoint directors or to appoint the chief executive officer is presumed to have control of the company.

The Articles of Association further stipulate that as a condition to the appointment of an Appointed Director, any appointing shareholder that delivers to our company a letter of appointment shall, prior to such delivery, be required to file with the Securities and Exchange Commission a Schedule 13D, or an amendment to its Schedule 13D if there is any change in the facts set forth in its Schedule 13D already on file with the Securities and Exchange Commission which discloses any such change in its holdings of ordinary shares, regardless of whether any filing or amendment is required to be filed under the rules of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  In addition, any Appointing Shareholder shall be obligated to notify us in writing of any sale, transfer, assignment or other disposition of any kind of ordinary shares by such appointing shareholder that results in the reduction of its beneficial ownership to below the percentage indicated above, immediately after the occurrence of such disposition of shares but in any event not later than the earliest of (i) ten (10) days thereafter, or (ii) the next Annual General Meeting. Without derogating from the foregoing, so long as an Appointed Director serves on the Board of Directors, the appointing shareholder which appointed such Appointed Director shall provide us, upon our written request at any time and from time to time, with reasonable evidence of its beneficial ownership in our company.

Under our Articles of Association, so long as our ordinary shares are listed for trading on NASDAQ, we may require that any Appointed Director qualify as an “independent director” as provided for in the NASDAQ rules then in effect. In addition, in no event may a person become an Appointed Director unless such person does not, at the time of appointment, and did not, within two years prior thereto, engage, directly or indirectly, in any activity which competes with us, whether as a director, officer, employee, contractor, consultant, partner or otherwise.

Under our Articles of Association, the annual general meeting of our shareholders, by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy, will elect the remaining members of the Board of Directors. At any annual general meeting at which Appointed Directors are appointed as set forth above, the calculation of the vote of any beneficial owner who appointed a director pursuant to the preceding paragraph shall not take into consideration, for the purpose of electing the remaining directors, ordinary shares constituting 14% of our issued and outstanding ordinary shares held by such appointing beneficial owner.

Appointed Directors may be removed by our Board of Directors when the beneficial ownership of the shareholder who appointed such Appointed Director falls below 14% of our ordinary shares. In addition, the office of an Appointed Director will expire upon the removal of the Appointed Director by the shareholder who appointed such Appointed Director or when the Appointed Director ceases to qualify as an “independent director” as set forth above.

Currently, no shareholder beneficially holding 14% or more of our issued and outstanding ordinary shares has exercised its right to appoint an Appointed Director.

Our Articles of Association further provide that the affirmative vote of a majority of the shares then represented at a general meeting of shareholders shall be entitled to remove director(s) other than Appointed Directors from office (unless pursuant to circumstances or events prescribed under the Companies Law), to elect directors instead of directors so removed or to fill any vacancy, however created, in the Board of Directors. Subject to the foregoing and to early resignation or ipso facto termination of office as provided in our Articles of Association, each director shall serve until the adjournment of the annual general meeting following the general meeting at which such director was elected.

Our directors may, at any time and from time to time, appoint a director to temporarily fill a vacancy on the Board of Directors or in their body (subject to the maximum number of directors in the Board of Directors as set forth above), except that if the number of directors then in office constitutes less than a majority of the number of directors set by the shareholders, as mentioned above, they may only act in an emergency, or to fill the vacancy up to the minimum number required to effect corporate action or in order to call a general meeting for the purpose of electing directors.

Qualification of Directors

Our Articles of Association provide that no person shall be disqualified to serve as a director by reason of such person not holding shares in our company or by reason of not having served as a director in the past. Our directors are not subject, under the Israeli Companies Law or our Articles of Association, to an age limit requirement. Under the Israeli Companies Law, a person cannot serve as a director if such person has been convicted of certain offenses (generally, for 5 years after such conviction, unless specifically authorized by the court), if an administrative decision by the Israel Securities Authority disqualified such director’s nomination to the board of a public company, or if the person has been declared bankrupt.

Foreign Ownership

Neither our Articles of Association nor Israeli law restrict in any way the ownership of our ordinary shares by nonresidents of Israel, or restrict the voting or other rights of nonresidents of Israel. Notwithstanding, under Israeli law, nationals of certain countries that are, or have been, in a state of war with Israel may not be recognized as owners of ordinary shares, without a special government permit.

Change of Control Provisions under Israeli Law

The Israeli Companies Law provides that an acquisition of shares in a public company, such as ours, must be made by means of a tender offer, if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% percent of the voting rights. Similarly, the Israeli Companies Law provides that an acquisition of the shares must be made by means of a tender offer, if, as a result of the acquisition, a person would become a holder of 45% of the voting rights in the company, unless there is another person holding at that time more than 45% of the voting rights of the company.

The Israeli Companies Law provides for mergers between Israeli companies, if each party to the transaction obtains the appropriate approval of its board of directors and shareholders. A “merger” is defined in the Companies Law as a transfer of all assets and liabilities (including conditional, future, known and unknown liabilities) of a target company to another company, the consequence of which is the dissolution of the target company in accordance with the provisions of the Companies Law. For purposes of the shareholder vote of each merging entity, unless a court rules otherwise, the merger requires the approval of a majority of the shares of that entity that are not held by the other entity or are not held by any person who holds 25% or more of the shares or the right to appoint 25% or more of the directors of the other entity. Our Articles of Association provide that a merger requires the approval of the holders of a majority of the shares voting thereon.

If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described above in Item 6 E under “—Approval of Related Party Transactions Under Israeli Law”). In the event that the merger transaction has not been approved by either of the above-described special majorities (as applicable), the holders of at least 25% of the voting rights of the company may apply to a court for approval of the merger.  The court may approve the merger if it is found that the merger is fair and reasonable, taking into account the valuation of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, a court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger to their creditors.

A merger may not be completed unless at least 50 days have passed from the date that a proposal of the merger was filed with the Israeli Registrar of Companies by each merging company and 30 days from the date that shareholder approval of both merging companies was obtained.  The merger proposal may be filed once a shareholder meeting has been called to approve the merger.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Gilat Satellite Networks Ltd. and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Gilat Satellite Networks Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the shares ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

SELLING SHAREHOLDERS

This prospectus relates, in part, to the offer and sale from time to time of up to 25,246,009 ordinary shares that are beneficially owned by the selling shareholders listed below. The ordinary shares beneficially owned by the selling shareholders were acquired, from time to time, by each of the selling shareholders (i) in open market transactions and in privately negotiated transactions with other company shareholders, and (ii) directly from the company as part of a subscription rights offering conducted by the company and completed in March 2016.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders.  The information in this table is based on 55,441,303 ordinary shares outstanding as of June 30, 2019.  The first column lists each of the selling shareholders.  The second and third columns list the number and percentage of ordinary shares beneficially owned by each selling shareholder prior to the offering, based on each selling shareholder’s ownership of the ordinary shares as of June 30, 2019.  The fourth column lists the ordinary shares being offered by this prospectus by each of the selling shareholders.  The fifth and sixth columns of the following table assume the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.  The selling shareholders may sell all, some or none of their shares in this offering.

Name of selling shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Beneficially Owned After Offering
FIMI Funds(1)	18,801,865	33.9%	18,801,865	--	--
Mivtah Shamir Holdings Ltd. (2)	5,375,647	9.7%	5,375,647	--	--
Dov Baharav(3)	1,068,497	1.9%	1,068,497	--	--
_________________

(1)
Based on a Schedule 13D/A filed on April 7, 2016 with the SEC and information provided to us by such shareholder, FIMI Opportunity IV, L.P., FIMI Israel Opportunity IV, Limited Partnership (the “FIMI IV Funds”), FIMI Opportunity V, L.P., FIMI Israel Opportunity Five, Limited Partnership (the “FIMI V Funds” and together with the FIMI IV Funds, the “FIMI Funds”), FIMI IV 2007 Ltd., FIMI FIVE 2012 Ltd., Shira and Ishay Davidi Management Ltd. and Mr. Ishay Davidi share voting and dispositive power with respect to the 18,801,865 shares held by the FIMI Funds. FIMI IV 2007 Ltd. is the managing general partner of the FIMI IV Funds.  FIMI FIVE 2012 Ltd. is the managing general partner of the FIMI V Funds. Shira and Ishay Davidi Management Ltd. controls FIMI IV 2007 Ltd. and FIMI FIVE 2012 Ltd. Mr. Ishay Davidi controls Shira and Ishay Davidi Management Ltd. and is the Chief Executive Officer of all the entities listed above. The principal business address of each of the above entities and of Mr. Davidi is c/o FIMI IV 2007 Ltd., Alon Building 2, 94 Yigal Alon St., Tel-Aviv 6789139, Israel.

(2)
Based on a Schedule 13G/A filed on April 7, 2016 by Mivtach Shamir Holdings Ltd. and information provided to us by such shareholder. The shares beneficially owned include options to purchase 50,000 ordinary shares currently exercisable. The principal office of Mivtach Shamir Holdings Ltd. is 27 Habarzel Street, Tel-Aviv, Israel.

(3)
Based on information provided to us by such shareholder. The address of Mr. Baharav is c/o Gilat Satellite Networks Ltd., Gilat House, 21 Yegia Kapayim Street, Kiryat Arye, Petah Tikva 4913020, Israel.

Related Party Transactions. Since 2014, our Board of Directors has approved our entering into several agreements for the purchase of infrastructure, construction and services from C. Mer Industries Ltd., or C. Mer. FIMI holds approximately 36.6% of C. Mer’s share capital and our director, Ishay Davidi, is also a member of the board of directors of C. Mer, a publicly traded company (TASE).  In the three years ended December 31, 2018, our total expenses related to these transactions amounted to $16.75 million.

In December 2015 we entered into a memorandum of understanding with Orbit Communication Systems, or Orbit, a publicly traded company (TASE), for development and manufacturing of antenna and related services. In August 2017, FIMI acquired approximately 33.4% of Orbit’s share capital and representatives of FIMI serve on Orbit’s board of directors. Our total purchases received from Orbit in the period starting in August 2017 and ending on December 31, 2018 amounted to $0.7 million.

Chairman and Directors.  Mr. Dov Baharav has served as the Chairman of our Board of Directors since May 2014 and also served as our interim Chief Executive Officer from May 2015 until March 31, 2016.

Mr. Ishay Davidi has served on our Board of Directors since December 2012. Mr. Davidi is the Founder and has served as Chief Executive Officer of the FIMI Opportunity Funds since 1996. Mr. Ishay Davidi shares voting and dispositive power with Shira and Ishay Davidi Management Ltd. with respect to the ordinary shares held by the FIMI Funds, and he controls Shira and Ishay Davidi Management Ltd.

Mr. Amiram Boehm has served on our Board of Directors since December 2012. Mr. Boehm has been a Partner in the FIMI Opportunity Funds since 2004.

Mr. Meir Shamir has served on our Board of Directors since May 2016. Mr. Shamir is the chief executive officer and a director of Mivtach Shamir holdings Ltd.

Reimbursement of Company Expenses; Indemnification. Each of the selling shareholders has agreed (i) to reimburse us for its pro rata portion of all expenses we incur in connection with the registration and distribution of the securities registered hereby, and (ii) to indemnify and hold us harmless from and against any losses we or our directors, officers or related parties incur as a result of (A) any information included on behalf of such selling shareholder in this prospectus and in any prospectus supplement being incorrect or misleading and (B) such selling shareholder failing to deliver to us timely notice of any sale of shares by such selling shareholder or any other applicable matter relating to such selling shareholder, to enable us to timely file a prospectus supplement and/or to amend and/or supplement this prospectus and any prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or  prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

 If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us or the selling shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or the selling shareholders.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Non-residents of Israel who purchase our ordinary shares may freely convert all amounts received in Israeli currency in respect of such ordinary shares, whether as a dividend, liquidation distribution or as proceeds from the sale of the ordinary shares, into freely-repatriable non-Israeli currencies at the rate of exchange prevailing at the time of conversion (provided in each case that the applicable Israeli income tax, if any, is paid or withheld).

Until May 1998, Israel imposed extensive restrictions on transactions in foreign currency. These restrictions were largely lifted in May 1998.  Since January 1, 2003, all exchange control restrictions have been eliminated (although there are still reporting requirements for foreign currency transactions).  Legislation remains in effect, however, pursuant to which currency controls can be imposed by administrative action at any time.

The State of Israel does not restrict in any way the ownership or voting of our ordinary shares by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is Wavestream Corporation, 545 W. Terrace Drive, San Dimas, CA 91773.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. Each of the selling shareholders has agreed to reimburse us for its pro rata portion of all expenses we incur in connection with the registration and distribution of the securities registered hereby.

SEC registration fee	$43,760
Legal fees and expenses	60,000
Accountants’ fees and expenses	15,000
Printing fees	2,000
Miscellaneous	1,000
Total	$121,760

LEGAL MATTERS

Naschitz, Brandes, Amir & Co., Tel-Aviv, Israel will pass upon matters of Israeli law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 20-F for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018 included in our Annual Report on Form 20-F have been audited by Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in its reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We maintain a corporate website at www.gilat.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-21218).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•	our annual report on Form 20-F (SEC File No. 000-21218) for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019;

•	our reports on Form 6-K furnished to the SEC on March 18, 2019, April 1, 2019, April 18, 2019, May 7, 2019, May 13, 2019, May 14, 2019, May 15, 2019, June 20, 2019 and July 9, 2019; and

•	the description of our ordinary shares contained in our Annual Report on Form 20-F for the year ended December 31, 2018.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests Gilat Satellite Networks Ltd., Gilat House, 21 Yegia Kapayim Street, Kiryat Arye, Petah Tikva 49130, Israel, Attn: Yael Shofar, General Counsel & Corporate Secretary, telephone number +972-3-925-2317. You may also obtain information about us by visiting our website at www.gilat.com. Information contained in our website is not part of this prospectus.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm.  Since November 4, 2002, we have been making all required filings with the Commission electronically, and these filings are available via the Internet at the Commission’s website at http://www.sec.gov.   In addition, since we are also listed on the Tel Aviv Stock Exchange we submit copies of all our filings with the Commission to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s internet messaging system (www.maya.tase.co.il) and, in addition through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates, our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Wavestream Corporation, as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

•	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

GILAT SATELLITE NETWORKS LTD.

$150,000,000
Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units
____________________________

25,246,009 Ordinary Shares
Offered by the Selling Shareholders
____________________________

PROSPECTUS
____________________________

You should rely only on the information incorporated by reference or provided in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with different information.  Neither we nor the selling shareholders are making any offer to sell or buy any of the securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

_________, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under Israeli Companies Law, 5759-1999, or the Israeli Companies Law, a company may not exempt an office holder from liability with respect to a breach of his fiduciary duty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care.  However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care in connection with distributions (as defined in the Israeli Companies Law) or for certain breaches listed below.

Pursuant to the Israeli Companies Law, a company may indemnify an office holder against: (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court; (ii) reasonable litigation expenses, including attorney’s fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent  authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and (iii) expenses, including reasonable litigation expenses and legal fees, incurred by an office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H’3 under the Israeli Securities Law, 5728-1968, or the Securities Law, or (B) administrative infringements pursuant to the provisions of Chapter H’4 under the Securities Law, or (C) infringements pursuant to the provisions of Chapter I’1 under the Securities Law.

The indemnification of an office holder must be expressly permitted in the articles of association, under which the company may (i) undertake in advance to indemnify its office holders with respect to certain types of events that can be foreseen at the time of giving such undertaking and up to an amount determined by the board of directors to be reasonable under the circumstances, or (ii) provide indemnification retroactively in amounts deemed to be reasonable by the board of directors.

A company may also procure insurance for an office holder’s liability in consequence of an act performed in the scope of his office, in the following cases: (i) a breach of the duty of care of such office holder, (ii) a breach of fiduciary duty, only if the office holder acted in good faith and had reasonable grounds to believe that such act would not be detrimental to the company, or (iii) a monetary obligation imposed on the office holder for the benefit of another person. Subject to the provisions of the Israeli Companies Law and the Securities Law, a company may also enter into a contract for procurement of insurance for an office holder for (a) expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H’3 under the Securities Law or (B) administrative infringements pursuant to the provisions of Chapter H’4 under the Securities Law or (C) infringements pursuant to the provisions of Chapter I’1 under the Securities Law and (b) payments made to the injured parties of such infringement under Section 52ND(a)(1)(a) of the Securities Law.

A company may not indemnify an office holder against, nor enter into an insurance contract which would provide coverage for, any monetary liability incurred as a result of any of the following:

•	a breach by the office holder of his fiduciary duty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his duty of care if such breach was performed intentionally or recklessly;

•	any act or omission carried out with the intent to derive an illegal personal gain; or

•	any fine or penalty levied against the office holder as a result of a criminal offense.

Under the Israeli Companies Law, exemption and indemnification of, and procurement of insurance coverage for, a company’s office holders, must be approved under the same terms that apply to approval of the terms of office and employment of the office holders.

Our Articles of Association allow us to exempt any office holder to the maximum extent permitted by law, before or after the occurrence giving rise to such exemption. Our Articles of Association also provide that we may indemnify any office holder, to the maximum extent permitted by law, against any liabilities he or she may incur in such capacity, limited with respect (i) to the categories of events that can be foreseen in advance by our Board of Directors when authorizing such undertaking and (ii) to the amount of such indemnification as determined retroactively by our Board of Directors to be reasonable in the particular circumstances. Similarly, we may also agree to indemnify an office holder for past occurrences, whether or not we are obligated under any agreement to provide such indemnification. Our Articles of Association also allow us to procure insurance covering any past or present officer holder against any liability which he or she may incur in such capacity, to the maximum extent permitted by law. Such insurance may also cover the company for indemnifying such office holder.  We have obtained directors’ and officers’ liability insurance covering our officers and directors and those of our subsidiaries for certain claims. In addition, we have provided our directors and officers with letters providing them with exemption and indemnification to the fullest extent permitted under Israeli law (except that we are not required to exempt our directors and officers from liability for damages caused as a result of a breach of the office holder’s duty of care in transactions in which our controlling shareholder or an office holder has a personal interest).

Item 9.  Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10.  Undertakings.

(1)          The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)
that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

(7)          The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikva, Israel, on July 11, 2019.

By:	/s/
Dov Baharav
Chairman of the Board

each director and officer whose signature appears below constitutes and appoints Dov Baharav, Yona Ovadia and Adi Sfadia or either of these, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he or she may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 11, 2019:

Signature	Title
/s/ Dov Baharav Dov Baharav	Chairman of the Board of Directors
/s/ Yona Ovadia Yona Ovadia	Chief Executive Officer (Principal Executive Officer)
/s/ Adi Sfadia Adi Sfadia	Chief Financial Officer (Principal Accounting and Financial Officer)
/s/ Amiram Boehm Amiram Boehm	Director
/s/ Dafna Cohen Dafna Cohen	Director
/s/ Ishay Davidi Ishay Davidi	Director
/s/ Meir Shamir Meir Shamir	Director
/s/ Aylon Rafaeli Aylon Rafaeli	Director
/s/ Elyezer Shkedy Elyezer Shkedy	Director
/s/ Dafna Sharir Dafna Sharir	Director

Wavestream Corporation By: /s/ Adi Sfadia Adi Sfadia, Officer	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement or Agency Agreement (1)
4.1	Specimen of Ordinary Share Certificate (2)
4.2	Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness (3)
4.3	Form of Warrant and/or Warrant Agreement (1)
4.4	Form of debt security (1)
4.5	Form of Subscription Right Agreement (including form of Right Certificate) (1)
4.6	Form of Unit Agreement (including form of Unit Certificate) (1)
5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates
5.2	Opinion of Carter Ledyard & Milburn LLP
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges (1)
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (contained in Exhibit 5.1)
23.3	Consent of Carter Ledyard & Milburn LLP (contained in Exhibit 5.2)
24.1	Power of Attorney (included in the signature page to the Registration Statement)
25.1	Statement of Eligibility of Trustee under Indenture (4)
___________

(1)	Incorporated by reference, if necessary, to a corresponding exhibit to a Report of Foreign Private Issuer on Form 6-K in connection with an offering of securities.

(2)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 filed on October 11, 2001, which Exhibit is incorporated herein by reference.

(3)	Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form F-3 filed on May 5, 2014, which Exhibit is incorporated herein by reference.

(4)	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.